SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

BAM! ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY OF EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDERS’ PROPOSALS
OTHER BUSINESS

BAM! ENTERTAINMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       You are cordially invited to attend the Annual Meeting of Stockholders of BAM! Entertainment, Inc., a Delaware corporation (the “Company”), to be held at the Hotel de Anza located at 233 West Santa Clara Street, San Jose, California 95113 on November 13, 2002, at 10:00 a.m. Pacific Time.

      The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class II Directors;

2.	To approve an amendment to the Company’s 2000 Stock Incentive Plan increasing the number of shares of Common Stock authorized for issuance under the 2000 Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the year ending June 30, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors recommends a vote for each of the nominees and for each proposal.

      The Board of Directors has fixed the close of business on October 8, 2002 as the record date for determining those stockholders who will be entitled to vote at the meeting.

      Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

For the Board of Directors

GEORGE M. SUNDHEIM, III
Secretary

Dated: October 18, 2002

BAM! ENTERTAINMENT, INC.

PROXY STATEMENT
For Annual Meeting to be Held
November 13, 2002, at 10:00 a.m. Pacific Time

       This proxy statement is delivered to you by BAM! Entertainment, Inc. (the “Company”), a Delaware corporation, in connection with the Company’s Annual Meeting of Stockholders to be held on November 13, 2002 at 10:00 a.m. Pacific Time at the Hotel de Anza located at 233 West Santa Clara Street, San Jose, CA 95113 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is October 18, 2002. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein, the amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the 2000 Stock Incentive Plan, and for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the year ending June 30, 2003. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting. The Company’s principal executive office is located at 333 West Santa Clara Street, Suite 716, San Jose, California 95113.

      The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

      The Company’s Annual Report to Stockholders for the year ended June 30, 2002, is concurrently being provided to each stockholder.

      Holders of Common Stock of record at the close of business on October 8, 2002 will be entitled to vote at the Meeting. There were 14,668,676 shares of Common Stock outstanding at that date. Each share of Common Stock is entitled to one vote, and the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The amendment to the Company’s 2000 Stock Incentive Plan increasing the number of shares of Common Stock authorized for issuance under the 2000 Stock Incentive Plan by an additional 1,972,500 shares requires the affirmative vote of a majority of all of the shares entitled to vote thereon. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, with each class serving a three-year term and thereafter until their successors are duly elected and qualified or until death, resignation or removal. One class of directors is elected annually at the Annual Meeting of Stockholders. The Company’s Bylaws currently provide for a variable Board of Directors with no more than nine members. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors. The Company currently has nine members on its Board of Directors. George M. Sundheim, III, a director of the Company since October 1999, is not seeking re-election as a director of the Company and is leaving the Board of Directors effective as of the date of and pending the election of his replacement at the Annual Meeting of Stockholders. In order to fill the position held by Mr. Sundheim, the Company’s Board of Directors has passed a resolution nominating Robert E. Lloyd to serve as a director of the Company effective as of the date of the Annual Meeting of Stockholders.

      Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Mark Dyne and David E. Tobin, who are currently members of the Company’s Board of Directors, and Robert E. Lloyd, who is a nominee to serve on the Company’s Board of Directors. The Company has been advised by Mark Dyne, Robert E. Lloyd and David E. Tobin of their availability and willingness to serve if elected. In the event that Mark Dyne, Robert E. Lloyd or David E. Tobin becomes unavailable or unable to serve as a member of the Company’s Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

      The Board of Directors recommends a vote for each of these nominees.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

      The stockholders are being asked to vote on a proposal to approve an amendment to increase the number of shares of Common Stock authorized for issuance under the 2000 Stock Incentive Plan by an additional 1,972,500 shares. The amendment to the 2000 Stock Incentive Plan was approved by the Board of Directors on August 15, 2002, subject to stockholder approval. The proposed amendment would increase the authorized number of shares of Common Stock issuable under the 2000 Stock Incentive Plan by 1,972,500 shares and would reserve the additional shares for issuance under the 2000 Stock Incentive Plan, bringing the total number of shares of Common Stock subject to the 2000 Stock Incentive Plan to 3,500,000. The Company’s Board of Directors believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company’s growth and financial success. The 2000 Stock Incentive Plan was originally approved by the Board of Directors and the Company’s stockholders in July 2000. For a description of the 2000 Stock Incentive Plan, please see “Executive Compensation — 2000 Stock Incentive Plan.”

      The Board of Directors recommends a vote for the amendment to the 2000 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      For the fiscal year ended June 30, 2002, Deloitte & Touche LLP provided audit services that included examination of the Company’s annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Company’s Board of Directors has selected Deloitte & Touche LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending June 30, 2003. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of Deloitte & Touche LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

      The Board of Directors recommends a vote to ratify the appointment of Deloitte & Touche LLP.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Nominees to the Board of Directors

      The following table sets forth certain information with respect to the nominees to the Board of Directors of the Company.

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Mark Dyne	41	Class II (2005)	Director
Robert E. Lloyd	57	Class II (2005)	Nominee for Director
David E. Tobin(1)(2)	31	Class II (2005)	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     Mark Dyne has served on the Company’s Board of Directors since July 2000. From October 1996 to the present, Mr. Dyne has served as Chairman of the Board and Chief Executive Officer at Brilliant Digital Entertainment, Inc. From September 1997 to the present, Mr. Dyne has also served as the Chairman of the Board of Tag-It Pacific, Inc. (AMEX:TAG), a specialty printing and packaging company for the garment, accessories and related market areas. Additionally, from October 1998 though January 2000, Mr. Dyne was Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of software programs and video games that is based in London, England. From June 1995 to October 1996, Mr. Dyne served as Co-Chief Executive Officer of Sega Enterprises, a theme park developer. Mr. Dyne is a founder and a director of Ozisoft Pty Ltd., a leading distributor of entertainment software in Australia and New Zealand. Mr. Dyne attended the University of California, Los Angeles.

      Robert E. Lloyd has been nominated by the Board of Directors to serve as a director of the Company and previously served as a member of the Company’s Board of Directors from July 2000 to April 2001. From July 1998 to the present, Mr. Lloyd has served as a consultant and advisor to the Board of Directors of Nintendo of America, and he currently serves as Chairman of the V Foundation for Cancer Research. From 1995 to 1997, Mr. Lloyd served as non-executive Chairman of the Board of Mindscape, a developer and publisher of entertainment, educational and reference consumer software for personal computers, and from 1990 to 1994, he served as the Chairman and Chief Executive Officer of Mindscape. Mr. Lloyd earned a B.A. in Economics from Rutgers University and an M.B.A. from Pepperdine University.

      David E. Tobin has served on the Company’s Board of Directors since December 2000. From April 1996 to the present, Mr. Tobin has served as a Vice President at PAR Capital Management, Inc., an investment management firm in Boston, MA. Pursuant to the Series B Preferred Stock Purchase Agreement dated December 28, 2000, Mr. Tobin is the designee of PAR Capital Management, Inc. elected to the Company’s Board of Directors and appointed to its Compensation Committee. Mr. Tobin earned a B.A. in Finance from Saint Anselm College.

Directors Not Standing for Election

      The members of the Board of Directors who are not standing for election at this year’s Annual Meeting of Stockholders are set forth below.

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

George M. Sundheim, III(1)	49	Class II (2002)	Secretary and Director
Steven J. Massarsky(2)	54	Class III (2003)	Director
Robert T. Slezak(3)	45	Class III (2003)	Director
Anthony G. Williams(2)(3)	43	Class III (2003)	Director
Robert W. Holmes, Jr.	49	Class I (2004)	Chairman of the Board
Raymond C. Musci	41	Class I (2004)	Chief Executive Officer and Director
Anthony R. Williams	44	Class I (2004)	Vice Chairman of the Board

(1)	Mr. Sundheim is not seeking re-election as a director of the Company and is leaving the Board of Directors effective as of the date of and pending the election at the Annual Meeting of Stockholders of his replacement to the Board of Directors.

(2)	Member of the Compensation Committee

(3)	Member of the Audit Committee

     George M. Sundheim, III has served as the Company’s Secretary since July 2000 and as a member of its Board of Directors since October 1999. From April 1986 until December 2001, Mr. Sundheim was a partner of the law firm of Doty Sundheim & Gilmore, a professional corporation, and since January 2002, he has served the same law firm as of counsel. Mr. Sundheim earned a B.A. in Economics from Stanford University and a J.D. from Northwestern University.

      Steven J. Massarsky has served on the Company’s Board of Directors since May 2001. From February 1999 to the present, Mr. Massarsky has served as the Chief Executive Officer of The Business Incubation Group, a business incubator. From May 1997 to January 1999, Mr. Massarsky pursued independent investment opportunities and personal interests, and from May 1996 to April 1997, he was the President of Acclaim Comics, Inc., a comic book publishing company. Earlier in his career, Mr. Massarsky operated an entertainment law practice and owned and operated an artist management company. Mr. Massarsky earned a B.A. in Political Science from Brown University and a J.D. from Rutgers University.

      Robert T. Slezak has served on the Company’s Board of Directors since June 2001. From November 1999 to the present, Mr. Slezak has worked as an independent management consultant, and from October 1989 through November 1999, Mr. Slezak served as the Chief Financial Officer of Ameritrade Holding Corporation, an online brokerage firm (NASDAQ:AMTD). Mr. Slezak earned a B.S. in Business Administration from the University of Nebraska at Omaha and an M.B.A. from Creighton University.

      Anthony G. Williams has served on the Company’s Board of Directors since April 2001. From July 2000 to the present, Dr. Williams has been pursuing independent investment opportunities and non-commercial activities. From November 1994 to July 2000, Dr. Williams served in various Director positions as a partner at Goldman Sachs & Co., London, including Global Co-Head Swaps, Global Head of FICC Risk, and Global Head of Fixed Income Arbitrage. Dr. Williams earned a B.A., M.A., and Ph.D. in Physics from Cambridge University.

      Robert W. Holmes, Jr. has served as the Company’s Chairman of the Board since May 2001 and as a member of its Board of Directors since October 1999. From March 1998 to the present, Mr. Holmes has pursued independent investment and consulting opportunities. In May 1987, Mr. Holmes co-founded Acclaim Entertainment, Inc. (NASDAQ:AKLM), a developer, publisher and distributor of interactive entertainment software. From January 1990 to October 1996, Mr. Holmes served as Acclaim’s President, and as a director until February 1997, after which time he remained as Special Consultant to the Chairman until August 1999. Prior to Acclaim, Mr. Holmes was Senior Vice President of Marketing for Activision, Inc. (NASDAQ:ATVI), a software company. Prior to Activision, he held a variety of management and marketing positions with Seagram Co., Epicure Associates and Hilton Hotels, Mr. Holmes was also a teacher in the Business College of Western Michigan University. Mr. Holmes earned a B.A. in Romance Languages from Wesleyan University and his M.B.A. from Western Michigan University.

      Raymond C. Musci is the Company’s founder and has served as its Chief Executive Officer since May 2001, as Chief Operating Officer and Co-Chairman of the Board from July 2000 to April 2001, as President from October 1999 to January 2002 and as a member of its Board of Directors since October 1999. From October 1999 to July 2000, Mr. Musci served as the Company’s Chief Financial Officer and Secretary. From May 1996 through July 1999, Mr. Musci was President, Chief Executive Officer and a member of the board of directors of the US division of Infogrames Entertainment, S.A., a developer, publisher and distributor of interactive entertainment software. From September 1994 to July 1996, Mr. Musci served as a director of Ocean International, Ltd., the holding company of Ocean of America. From 1990 until its merger with Infogrames Entertainment (Paris Bourse:5257), in May 1996, Mr. Musci was co-founder, President, and Chief Operating Officer of Ocean of America, a private developer, publisher and distributor of interactive entertainment software. From October 1996 to the present, Mr. Musci has been a member of the board of directors of Brilliant Digital Entertainment, Inc., a developer, publisher and distributor of interactive entertainment software (AMEX:BDE), where he is a member of the audit and compensation committees. Mr. Musci earned a B.A. in Criminal Justice from Western New Mexico University.

      Anthony R. Williams has served as the Company’s Vice Chairman of the Board since May 2001 and as Co-Chairman of the Board from July 2000 to April 2001. Mr. Williams served as the Company’s Chief Executive Officer from July 2000 to May 2001 and as its Chief Financial Officer from July 2000 to March 2001. From February 1998 to July 2000, Mr. Williams served as the Co-Chairman and Chief Operating Officer of Take-Two Interactive Software, Inc. (NASDAQ:TTWO), a developer, publisher and distributor of interactive entertainment software. From April 1988 to February 1998, Mr. Williams was employed in various executive positions at Acclaim Entertainment, Inc. Mr. Williams currently serves as a director of the Near East Foundation, a private, nonprofit development agency dedicated to assisting people in the Middle East and Africa. Mr. Williams earned a B.A. in Economics from Cambridge University. In 2000, Mr. Williams and the staff of the Securities and Exchange Commission, or SEC, agreed to settle a proposed administrative proceeding relating to a press release issued by Acclaim in October 1995. Under the settlement, Acclaim and Mr. Williams, without admitting or denying the findings and conclusions of the SEC, have agreed to cease and desist from future violations of Sections 10(b) and 13(b) of the Securities and Exchange Act of 1934.

Compensation of Directors

      Non-Employee Directors. The Company pays its non-employee directors annual compensation of $10,000 for serving on the Board of Directors and for attendance at meetings of the Board of Directors and the committees of the Board of Directors on which they serve. Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attending any Board of Director or committee meetings. Non-employee directors are eligible to receive, from time to time, grants of options to purchase shares of Common Stock and direct stock issuances of Common Stock under the 2000 Stock Incentive Plan as determined by the Board of Directors. During the fiscal year ended June 30, 2002, David E. Tobin was granted options to purchase 18,800 shares of the Company’s Common Stock at an exercise price of $4.79 per share.

      Employee Directors. As of June 30, 2002, Raymond C. Musci and George M. Sundheim, III were the only executive officers serving on the Board of Directors, and Robert W. Holmes, Jr. and Anthony R. Williams were the only non-executive employee directors serving on the Board of Directors. For the fiscal year ended June 30, 2002, Mr. Musci was not paid any director’s fees and Mr. Sundheim was paid director’s fees of $10,000, and compensation for Messrs. Holmes and Williams is set forth below. Compensation for Raymond C. Musci, the Company’s Chief Executive Officer is set forth under “Summary of Executive Compensation — Employment Agreements.” Employee directors are eligible to receive, from time to time, grants of options to purchase shares of Common Stock and direct stock issuances under the 2000 Stock Incentive Plan as determined by the Board of Directors. None of Messrs. Musci, Sundheim, Holmes or Williams was granted options during the fiscal year ended June 30, 2002.

      In July 2000, the Company entered into a two-year employment agreement with Anthony R. Williams to serve as its Chief Executive Officer, which was amended to reflect his change in position within the Company to the non-executive employee director position of Vice Chairman of the Board effective June 2001. Mr. Williams is entitled to an annual base salary of $225,000 and is eligible for any bonus program or plan established for the Company’s employees. The employment agreement entitles Mr. Williams to receive stock options or other equity rights to be determined at the sole discretion of the Compensation Committee and to receive certain insurance and other employee benefits established for the Company’s employees. If the employment agreement is terminated for any reason, except for disability or cause, or if Mr. Williams resigns for good cause, he shall receive severance in an amount equal to 24 months of his then-current base salary, with 50% payable within 60 days of the termination date and 50% payable as salary continuing for 12 months following the termination date. In addition, he will receive 12 months of insurance coverage following the termination date. The employment agreement of Mr. Williams automatically renews for additional one-year terms if notice is not provided 60 days before the termination of the original term or each successive term of renewal.

      In June 2001, the Company entered into an agreement with Robert W. Holmes, Jr., its Chairman of the Board, which is a non-executive employee director position within the Company. Pursuant to the terms of the agreement, Mr. Holmes receives compensation of $100,000 per year, and was issued stock options to purchase 47,000 shares of the Company’s Common Stock at an exercise price of $4.79 per share and 47,000 shares of the Company’s Common Stock at an exercise price of $8.00 per share, all of which are fully vested. In the event of a change of control or the removal of Mr. Holmes as a director without cause, all of Mr. Holmes’ unvested options shall vest immediately. Mr. Holmes may be removed or resign at any time as the Chairman of the Board. If Mr. Holmes resigns or is removed as a director, his agreement will terminate and the Company will be obligated to pay him all compensation and benefits that have accrued through the date of termination.

Committees and Attendance at Board Meetings

      During the fiscal year ended June 30, 2002, the Board of Directors held ten meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting and the Office of the Chair held five meetings. Each director attended 75% or more of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such director served, except Mark Dyne did not attend three meetings of the Board of Directors.

      The Audit Committee, established by the Board of Directors in April 2001, generally meets with and considers suggestions from members of the Company’s management and internal accounting personnel, as well as its independent accountants, concerning the Company’s financial operations. The Audit Committee also has the responsibility to: (i) review the audit committee charter at least annually and recommend any changes to the Board of Directors; (ii) review the Company’s annual financial statements and any other relevant reports or other financial information; (iii) review the regular internal financial reports prepared by management and any internal auditing department; (iv) recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants; (v) review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence; (vi) review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant; (vii) review separately with the independent accountants, the internal auditing department, if any, and management, following completion of the annual audit, any significant difficulties encountered during the course of the audit; and (viii) review the independence of each member of the Audit Committee.

      The Compensation Committee was also established by the Board of Directors in April 2001. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation, arrangements for the Company’s directors, executive officers and key employees, and for the administration of the Company’s 2000 Stock Incentive Plan, including the approval of grants under the 2000 Stock Incentive Plan to the Company’s employees, consultants and directors.

      In April 2002, the Board of Directors established the Office of the Chair, which works with the Company’s management to enhance the Company’s operational and internal reporting functions. The Office of the Chair is currently comprised of one non-executive employee director, Robert W. Holmes, Jr., and two non-employee directors, Mark Dyne and Robert T. Slezak.

      From time to time, the Board of Directors may establish other committees to facilitate the management of the Company’s business. The Board of Directors does not presently have a nominating committee.

Executive Officers

      The following table sets forth certain information with respect to the executive officers of the Company who are not also members of the Board of Directors. For information concerning Raymond C. Musci and George M. Sundheim, III, see “Election of Directors — Directors Not Standing for Election.”

Name	Age	Position

Stephen M. Ambler	43	Chief Financial Officer and Vice President of Finance
Bernard Stolar	56	Chief Operating Officer and President
Yves Legris	34	Executive Vice President and General Manager

      Stephen M. Ambler has served as the Company’s Chief Financial Officer and Vice President of Finance since April 2001. From April 1994 to March 2001, Mr. Ambler served in various executive capacities, including Chief Financial Officer, Secretary and Senior Vice President Finance, at Insignia Solutions PLC (NASDAQ:INSG), a software developer. Mr. Ambler received his diploma in Accounting Studies, with distinction, from Oxford Polytechnic, and he is a member of the Institute of Chartered Accountants in England and Wales.

      Bernard Stolar has served as the Company’s Chief Operating Officer and President since January 2002. From January 2000 through December 2000, Mr. Stolar was President of Mattel Interactive, the interactive division of Mattel Inc (NYSE:MAT), a designer, manufacturer and marketer of toy products on a worldwide basis. From July 1996 through August 1999, Mr. Stolar was President and Chief Operating Officer of Sega of America, Inc. From April 1994 through July 1996 Mr. Stolar served in various executive capacities at Sony Computer Entertainment of America, including Executive Vice President, Member of the Office of the President from October 1995 through July 1996, and Senior Vice President — Business Development from April 1994 through October 1995.

      Yves Legris has served as the Company’s Executive Vice President and General Manager since April 2002. From November 1994 through February 2002, Mr. Legris served in various capacities at Infogrames Entertainment, S.A., (Paris Bourse: 5257) a developer, publisher and distributor of interactive entertainment software, including Chief Operating Officer and Managing Director of Infogrames North America, its US division. Mr. Legris earned a B.A. in Business and Economics from the University of Toulouse, and an M.B.A. from the Lyon Graduate School of Business.

      No family relationships exist between any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee consists of Steven J. Massarsky, David E. Tobin and Anthony G. Williams. None of the executive officers of the Company serves on the board of directors or on the compensation committee of any other entity that has officers who serve on the Company’s Board of Directors or on the Company’s Compensation Committee, except for Raymond C. Musci who serves on the board of directors and compensation committee of Brilliant Digital Entertainment, Inc., a company of which Mark Dyne is the Chairman of the Board and Chief Executive Officer.

SUMMARY OF EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation earned by the Company’s Chief Executive Officer and each of the other executive officers whose annual salary and bonus during the fiscal years ended June 30, 2000, 2001 and 2002 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term
						Compensation

						Awards
		Annual Compensation
						Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Compensation($)	Options(#)	Compensation($)

Raymond C. Musci(1)	2002	225,000	—		—	—	24,952	(7)
Chief Executive Officer	2001	225,000	—		—	—	17,959	(7)
	2000	168,500	—		—	—	—
Stephen M. Ambler(2)	2002	176,000	—			14,981	31,464	(8)
Chief Financial Officer	2001	40,000	—		—	59,925	1,587	(8)
Bernard Stolar(3)	2002	101,538	—		—	250,000	4,856	(9)
Chief Operating Officer and President
Yves Legris(4)	2002	71,123	66,667	(5)	10,000 (6)	150,000	5,045	(10)
Executive Vice President and General Manager

(1)	Mr. Musci previously served as the Company’s President, Chief Operating Officer, Chief Financial Officer and Secretary.

(2)	Mr. Ambler joined the Company in April 2001.

(3)	Mr. Stolar joined the Company in January 2002.

(4)	Mr. Legris joined the Company in April 2002.

(5)	Represents a signing bonus upon commencement of employment with the Company.

(6)	Represents a car allowance of $4,000 and an education allowance of $6,000.

(7)	Represents health and life insurance payments of $14,452 and $9,521 for 2002 and 2001, respectively, and contributions of $10,500 and $8,438 by the Company under its 401(k) Plan for 2002 and 2001, respectively.

(8)	Represents health and life insurance payments of $11,964 and $1,587 for 2002 and 2001, respectively, and contributions of $19,500 by the Company under its 401(k) Plan for 2002.

(9)	Represents health and life insurance payments.

(10)	Represents health and life insurance payments of $1,839 and contributions of $3,206 by the Company under its 401(k) Plan.

Employment Agreements

      In October 1999, the Company entered into a two-year employment agreement with Raymond C. Musci, its Chief Executive Officer, which was automatically renewed in October 2001 for an additional one-year term as set forth below and was amended to reflect his current position within the Company effective June 2001. Mr. Musci is entitled to an annual base salary of $225,000 and is eligible for any bonus program or plan established for the Company’s employees. The employment agreement entitles Mr. Musci to receive stock options or other equity rights to be determined at the sole discretion of the Compensation Committee and to receive certain insurance and other employee plans and benefits established for the Company’s employees. If the employment agreement is terminated for any reason, except for disability or cause, or if Mr. Musci resigns for good cause, he shall receive severance in an amount equal to 24 months of his then-current base salary, with 50% payable within 60 days of the termination date and 50% payable as salary continuing for 12 months following the termination date. In addition, he will receive 12 months of insurance coverage following the termination date. The employment agreement of Mr. Musci automatically renews for additional one-year terms if notice is not provided 60 days before the termination of the original term or each successive term of renewal.

      In January 2002, the Company entered into a two-year employment agreement with Bernard Stolar, its Chief Operating Officer and President, which will automatically renew for additional one-year terms if notice is not provided 60 days before the termination of the original term or each successive term of renewal. Under the agreement, Mr. Stolar is entitled to an annual base salary of $225,000 and is eligible for any bonus program or plan established for the Company’s employees, and was granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $3.25, vesting over three years. The employment agreement entitles Mr. Stolar to receive more stock options or other equity rights to be determined at the sole discretion of the Compensation Committee and to receive certain insurance and other employee plans and benefits established for the Company’s employees. If the employment agreement of Mr. Stolar is terminated for any reason, except for disability or cause, or if Mr. Stolar resigns for good cause, he shall receive severance in an amount equal to 18 months of his then-current base salary, with 50% payable within 60 days of the termination date and 50% payable as salary continuing for 12 months following the termination date. In addition, Mr. Stolar will receive 12 months of insurance coverage following the termination date.

      In March 2002, the Company entered into a three-year employment agreement with Yves Legris, its Executive Vice President and General Manager, which will automatically renew for additional one-year terms if notice is not provided 60 days before the termination of the original term or each successive term of renewal. Under the agreement, Mr. Legris is entitled to an annual base salary of $215,000 until June 30, 2003 and $265,000 thereafter. The salary may be increased each year at the sole discretion of the Compensation Committee subject to a minimum increase of six percent per annum. Mr. Legris is also entitled under the agreement to a one time signing bonus of $66,667 upon joining the Company, a car and education allowance of $2,500 per month, and may participate in any bonus program or plan established for the Company’s employees. In addition, under the agreement, Mr. Legris was granted an option to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $2.01, vesting over three years. The employment agreement entitles Mr. Legris to receive more stock options or other equity rights to be determined at the sole discretion of the Compensation Committee and to receive certain insurance and other employee plans and benefits established for the Company’s employees. If the employment agreement of Mr. Legris is terminated for any reason, except for disability or cause, or if Mr. Legris resigns for good cause, he shall receive severance in an amount equal to 12 months of his then-current base salary, with 50% payable within 60 days of the termination date and 50% payable as salary continuing for 12 months following the termination date. In addition, Mr. Legris will receive 12 months of insurance coverage following the termination date.

      Compensation for Robert W. Holmes, Jr., the Company’s Chairman of the Board, and Anthony R. Williams, the Company’s Vice Chairman of the Board is set forth under “Compensation of Directors — Employee Directors.”

      The employment agreements and directors agreements that the Company has entered into with its officers and directors, respectively, contain provisions specifying that the Company will indemnify and defend its officers and directors against any liability incurred in performance of services in their capacity as officers and directors to the fullest extent authorized by the Company’s certificate of incorporation, bylaws and applicable law.

Options Granted in the Fiscal Year Ended June 30, 2002

      The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended June 30, 2002. The total number of options granted to the Company’s employees (not including 18,800 shares underlying options granted to non-employee directors) during the fiscal year ended June 30, 2002 was 1,041,760. The exercise price per share of options granted represents the fair market value of the underlying shares of the Company’s Common Stock on the date the options were granted. The stock options expire ten years from the date of grant or earlier upon termination of employment. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. These gains do not represent the Company’s estimate or projection of the future price of the Common Stock. Actual gains, if any, on option exercises depend upon the future performance of the Common Stock.

	Options Granted in the Fiscal Year Ended June 30, 2002

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities				Price Appreciation for
	Underlying	Percent of Total	Exercise or		Option Term
	Options	Options Granted to	Base Price	Expiration
Name	Granted(#)	Employees(%)	($/Share)	Date	5%($)	10%($)

Stephen M. Ambler	14,981 (1)	1.4	11.70	8/16/11	110,231	279,348
Bernard Stolar	250,000 (2)	24.0	3.25	1/23/12	510,977	1,294,916
Yves Legris	150,000 (3)	14.4	2.01	4/16/12	189,612	480,513

(1)	Options vest and become exercisable at the rate of 25% on the first anniversary of the date of the grant, and 2.08% per month upon each complete month of service over the following three years thereafter, and are subject to accelerated vesting upon a change in control of the Company, or termination of services by the Company without cause.

(2)	Options vest and become exercisable at the rate of 33.33% on each anniversary of the date of the grant upon each completed year of service, and are subject to accelerated vesting upon a change in control of the Company or termination of service by the Company without cause.

(3)	Options vest and become exercisable at the rate of 33.33% on each anniversary of March 5, 2002 upon each completed year of service, and are be subject to accelerated vesting upon a change in control of the Company or termination of service by the Company without cause.

Aggregated Option Exercises in the Fiscal Year Ended June 30, 2002 and 2002 Fiscal Year-End Option Values

      The following table sets forth the outstanding stock options of the Named Executive Officers as of June 30, 2002. None of the Named Executive Officers exercised stock options in the fiscal year ended June 30, 2002. The value of the unexercised “in-the-money” options is based on the fair market value of $2.94 as of June 30, 2002, minus the exercise price, multiplied by the numbers of shares underlying the option.

	2002 Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised Options		In-The-Money Options
	at June 30, 2002		at June 30, 2002

Name	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Stephen M. Ambler	17,478	57,428	—	—
Bernard Stolar	—	250,000	—	—
Yves Legris	—	150,000	—	139,500

Equity Compensation Plan Information

      The following table provides information as of June 30, 2002 about the Company’s Common Stock that may be issued upon the grant of awards or exercise of options under the Company’s 2000 Stock Incentive Plan that was approved by our stockholders or that may be issued upon the exercise of options granted outside of the 2000 Stock Incentive Plan.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-average	Future Issuance Under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights(#)(a)	Rights($)(b)	Column (a))(#)(c)

Equity compensation plans approved by security holders	1,468,043 (1)	4.05	738,939 (2)
Equity compensation plans not approved by security holders	268,800 (3)	3.36	—

Total	1,736,843		738,939

(1)	Represents options granted under the 2000 Stock Incentive Plan, including the UK Plan, to purchase 1,468,043 shares of the Company’s Common Stock.

(2)	Represents 38,895 shares reserved for issuance under the 2000 Stock Incentive Plan and 700,044 shares reserved for issuance under the 2001 Employee Stock Purchase Plan.

(3)	Represents an option granted on August 16, 2001 to David E. Tobin, a member of the Company’s Board of Directors, to purchase 18,800 shares of the Company’s Common Stock, which option shall vest 25% on the first anniversary of the date of grant and 2.08% per month for the following 36 months thereafter for which Mr. Tobin continues to serve as a member of the Board, and an option granted on January 22, 2002 to Bernard Stolar, the Company’s Chief Operating Officer and President, to purchase 250,000 shares of the Company’s Common Stock, which option shall vest 33.33% on each of the first three anniversaries of the date of grant for which Mr. Stolar has completed providing his services to the Company. The options were granted outside of the 2000 Stock Incentive Plan.

2000 Stock Incentive Plan

      The Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”) provides for the grant of qualified incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code (the “Code”), nonqualified stock options and restricted stock awards. The Board of Directors adopted the 2000 Stock Incentive Plan in July 2000 and the Company’s stockholders approved it in July 2000. The 2000 Stock Incentive Plan was amended and restated in each of May and August 2001. The Company has reserved a total of 1,527,500 shares of Common Stock for issuance under the 2000 Stock Incentive Plan, which is subject to anti-dilution provisions for stock splits, reverse stock splits, stock dividends, combinations, reclassifications and similar events. By action of the Annual Meeting of Stockholders, the number of shares of Common Stock authorized for issuance under the 2000 Stock Incentive Plan would be increased by an additional 1,972,500 shares.

      As of September 30, 2002, no shares of restricted stock had been issued and options to purchase 1,791,154 shares of the Company’s Common Stock were outstanding under the 2000 Stock Incentive Plan at a per share exercise price ranging from $0.46 to $11.70, and the Company has 1,688,284 shares of Common Stock underlying options available for grant, pending stockholder approval of the amendment to increase the number of shares authorized for issuance under the 2000 Stock Incentive Plan.

      The 2000 Stock Incentive Plan may be administered by the Board of Directors or a committee or subcommittee of a committee designated by the Board of Directors. The administrator of the 2000 Stock Incentive Plan has the power to select participants among eligible people and to determine the terms of options or awards. Under current law, incentive stock options may only be granted to a person who is an employee or officer of the Company or any of its subsidiaries.

      The exercise price of an award under the 2000 Stock Incentive Plan is payable in full in cash, by promissory note with recourse approved by the administrator of the plan, by surrender of shares of the Company’s Common Stock owned equal to the aggregate exercise price, withholding whole shares of Common Stock then issuable upon the exercise of an option or any combination of the foregoing.

      In the event of a change of control, all stock option and restricted stock awards will terminate unless the award is assumed by the Company’s successor corporation and there will be no acceleration of vesting or exercisability of an award unless an individual’s award agreement provides otherwise. A change in control is defined in the 2000 Stock Incentive Plan as (i) a merger or consolidation where the Company is not the successor entity; (ii) the sale or disposition of substantially all of the Company’s assets; (iii) a reverse merger where the Company is the surviving entity but the holders of the Company’s Common Stock prior to the merger do not possess more than 50% of the total control voting power of the surviving entity’s outstanding securities after the merger; or (iv) if any person obtains beneficial ownership of 50% or more of the combined voting power of the Company’s outstanding securities.

      Incentive stock options and restricted stock awards generally may not be transferred, although non-qualified stock options may be transferred pursuant to California Code of Regulations Section 260.140.41 or by will or intestacy. The Board of Directors may from time to time amend, suspend or terminate the 2000 Stock Incentive Plan unless stockholder approval is required.

Federal Income Tax Consequences of the 2000 Stock Incentive Plan

      Incentive Stock Options. There is no taxable income to an employee of the Company when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee’s alternative minimum taxable income upon exercise. If the shares of Common Stock received upon exercise of the incentive stock option are disposed of in the same year the option was exercised, and the amount realized is less than the Common Stock’s fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the shares, less the optionee’s basis in the shares of Common Stock. Gain realized by an optionee upon the sale of shares of Common Stock issued upon exercise of an incentive stock option is taxable as a long-term capital gain, in accordance with the applicable holding periods, and no tax deduction is available to the Company, unless the optionee disposed of the shares of Common Stock of the Company within two years after the date of grant of the option or within one year after the date of exercise. In such event, the difference between the option exercise price and the fair market value of the Common Stock on the date of the optionee’s exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income.

      Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee’s basis for the shares of Common Stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date of exercise of the nonqualified stock options.

      Restricted Stock. The receipt of restricted stock will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of such purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares of Common Stock and the fair market value of such shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient’s ownership rights vest (when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares of Common Stock vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Exchange Act and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase dates shall be deferred to six months from the date of purchase.

      The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the 2000 Stock Incentive Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2000 Stock Incentive Plan, as well as foreign, state and local tax consequences.

2001 Stock Incentive Plan (UK Part)

      In August 2001, when the 2000 Stock Incentive Plan was amended and restated as described above, the Board of Directors adopted the 2001 Stock Incentive Plan (UK Part) (the “UK Plan”) as Schedule A to the 2000 Stock Incentive Plan and the Company’s stockholders approved the UK Plan.

      The UK Plan provides for the grant of stock options to the Company’s employees who satisfy certain criteria as set forth in the 2000 Stock Incentive Plan. The UK Plan contains restrictions intended to comply with UK taxation laws, including restrictions on exercise, limitations on the size of option grants, requirements with respect to changes in capitalization and other matters.

      The UK Plan is administered by the Board of Directors or a committee of the Board of Directors (the “Administrator”). The Administrator has the authority to determine the terms of options granted under the UK Plan, including the number of shares subject to the option, exercise price, term and exercisability. Payment of the exercise price must be made in cash. An option may not be transferred by the optionee. Options granted under the UK Plan must generally be exercised at the end of the optionee’s employment with the Company, or within 12 months after such optionee’s termination by retirement, disability or death, but in no event after the ten year term of the option.

      In the event of a change in control, optionees under the UK Plan have the right to exercise or substitute their options for a period of six months from the date of the change in control. The Administrator has the authority to alter the UK Plan as long as such action does not adversely affect any outstanding option, subject to approval of the Board of Inland Revenue.

2001 Employee Stock Purchase Plan

      The Company’s 2001 Employee Stock Purchase Plan (the “2001 Purchase Plan”) was adopted by the Board of Directors and the Company’s stockholders in August 2001. The 2001 Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive six month offering periods. The offering periods generally start on the first trading day on or after March 1 and September 1 of each year. The initial offering period commenced on November 15, 2002, which was the first trading day of the Company’s Common Stock after the initial public offering of the Common Stock was declared effective by the Securities and Exchange Commission. A total of 705,000 shares of Common Stock has been reserved for issuance under the 2001 Purchase Plan.

      Employees are eligible to participate if they are employed by the Company or any of its designated subsidiaries for at least 20 hours per week and more than five months in any calendar year. No employee shall be granted an option under the 2001 Purchase Plan (1) to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own the Company’s capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company’s capital stock, or (2) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      The 2001 Purchase Plan permits participants to purchase the Company’s Common Stock through payroll deductions of up to 15.0% of the participant’s compensation. Compensation is defined as the participant’s base straight time gross earnings, including commissions, payment for overtime, incentive bonuses and performance bonuses. Amounts deducted and accumulated by the participant are used to purchase shares of the Company’s Common Stock at the end of each purchase period. The price of stock purchased under the 2001 Purchase

Plan is 85.0% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. The maximum number of shares a participant may purchase during a single offering period is determined by dividing $25,000 by the fair market value of a share of Common Stock on the first day of the offering period. Participants may end their participation at any time during an offering period and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

      Rights granted under the 2001 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 2001 Purchase Plan.

      The 2001 Purchase Plan provides that, in the event the Company merges with or into another corporation or sells all or substantially all of its assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new purchase date will be set so that shares of Common Stock are purchased with the participant’s accumulated payroll deductions prior to the effective date of such transaction.

      The Board of Directors has the authority to amend or terminate the 2001 Purchase Plan, except that no such action may adversely affect any options previously granted under the 2001 Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board of Directors determines that the termination of the 2001 Purchase Plan is in the Company’s best interest or the best interests of its stockholders. Additionally, without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board of Directors shall be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board of Directors determines in its sole discretion advisable that are consistent with the 2001 Purchase Plan. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the 2001 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. Unless sooner terminated by the Board of Directors, the 2001 Purchase Plan will terminate on August 8, 2011.

      As of September 30, 2002, 22,138 shares of the Company’s Common Stock had been purchased by the Company’s employees at the average price of $2.33 per share, which was an aggregate price of $51,536.

401(k) Retirement Plan

      The Company has in place a contributory retirement plan, or 401(k) plan, for employees age 21 and older. The 401(k) plan is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) plan, employees may elect to enroll as of the first day of the month coinciding with or following the date on which the employee meets the eligibility requirements. The 401(k) plan provides that each participant may contribute up to the maximum amount per year allowed by federal law, and the Company may contribute to the participant’s plan account at the end of each plan year a percentage of salary contributed by the participant. The Company may make such matching contributions in its sole discretion.

      Subject to the rules for maintaining the tax status of the 401(k) plan, the Company may make an additional contribution in its sole discretion that vests upon the employees’ number of years of service, and this contribution is divided among eligible employees on a pro-rata share based on the amount of total compensation each eligible employee receives in comparison to all eligible employees. Total contributions to the Company’s 401(k) plan were $125,000 for the fiscal year ended June 30, 2002, $41,000 for the fiscal year ended June 30, 2001 and $6,500 for the period from October 7, 1999 (inception) through June 30, 2000.

Report of the Compensation Committee

      The Compensation Committee of the Company’s Board of Directors administers the policies governing the Company’s executive compensation program. All issues pertaining to executive compensation are reviewed by the Compensation Committee, which is comprised solely of three independent directors.

      The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company’s competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation.

      The Company’s executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company’s earnings as well as the value received by its stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company’s industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company’s level of annual and long-term performance.

      The compensation of each executive officer or key employee is comprised of up to three principal components: base salary, bonus and any stock options or awards granted pursuant to the 2000 Stock Incentive Plan. Base salary and bonus are determined by the individual’s employment agreement or executive management and are reviewed at least annually by the Compensation Committee. See “Executive Compensation” for a description of the allocation of base salary and bonus. No executive officers or key employees received an annual bonus based on certain objective performance criteria of the Company for the fiscal year ended June 30, 2002. The Compensation Committee believes that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company and to the total return of the Company’s stock, both on an absolute basis and relative to similar companies. The Company uses stock options to align the long-range interests of its executives with the interests of stockholders. The amount of stock options that may be granted to each such individual is determined by taking into consideration his position with the Company, overall individual performance, the Company’s performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

      The Compensation Committee applies the foregoing principles and policies in examining the compensation of Raymond C. Musci, the Company’s Chief Executive Officer. The Compensation Committee believes that Mr. Musci, as Chief Executive Officer, significantly and directly influences the Company’s overall performance. Pursuant to his amended employment agreement with the Company, the Chief Executive Officer’s compensation for the fiscal year ended June 30, 2002 consisted of a base salary of $225,000.

      Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee intends to establish executive compensation programs that will maximize the Company’s tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Compensation Committee may award compensation that is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interest of the Company and its stockholders.

      The Compensation Committee will review the Company’s existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company’s existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

      The Compensation Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

Respectfully submitted,

Steven J. Massarsky
David E. Tobin
Anthony G. Williams

Report of the Audit Committee

      The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is currently comprised of three independent directors and acts under a written Audit Committee Charter adopted by the Board of Directors on June 6, 2001 and amended on August 15, 2002. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and listing standards of the Nasdaq National Market.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

      During the fiscal year ended June 30, 2002, the Company retained Deloitte & Touche LLP to provide services as follows:

	Financial Information Systems
Audit Fee	Design and Implementation Fee	All Other Fees

$237,800	$0	$1,095,600	(1)

(1)	Includes fees of $981,400 incurred in connection with the initial public offering of the Company’s Common Stock.

     The Audit Committee has considered whether the independent auditor’s provision of services other than audit services is compatible with maintaining auditor independence and has concluded it has.

      Based on review and the discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert T. Slezak
David E. Tobin
Anthony G. Williams

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 8, 2002 by (i) each director and nominated director of the Company, (ii) each of the Named Executive Officers, (iii) each person known to the Company to be beneficial owner of more than 5% of the Common Stock and (iv) all directors and executive officers of the Company as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of October 8, 2002 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 14,668,676 of Common Stock outstanding as of October 8, 2002. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o: BAM! Entertainment, Inc., 333 West Santa Clara Street, Suite 716, San Jose, California 95113.

	Number of Shares
	Beneficially	Percentage of Shares
Name of Beneficial Owner	Owned	Beneficially Owned

Raymond C. Musci	3,109,964	21.2%
Anthony R. Williams(1)	2,314,881	15.8
PAR Investment Partners, L.P.(2)	1,495,685	10.2
David E. Tobin
One Financial Center, Suite 1600 Boston, MA 02111
Robert W. Holmes, Jr.(3)	789,039	5.3
Mark Dyne(4)	125,218	*
George M. Sundheim, III(5)	76,017	*
Bernard Stolar	61,900	*
Robert E. Lloyd(6)	45,825	*
Anthony G. Williams(7)	42,050	*
Stephen M. Ambler(8)	34,862	*
Steven J. Massarsky(9)	20,469	*
Robert T. Slezak(10)	10,050	*
Yves Legris	—	—
All directors and executive officers as a group (12 persons)(1-5, 7-10)	8,080,135	54.2%

*	Less than 1%.

(1)	Includes 2,205,362 shares of Common Stock held in an irrevocable trust administered by Breams Trustees Limited. Although Breams Trustees Limited has the power to dispose of trust property, Mr. Williams has the right to appoint new or additional trustees and to require any trustee to resign. Mr. Williams disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(2)	PAR Group, L.P. is a Delaware limited partnership and the sole general partner of PAR Investment Partners, L.P. PAR Capital Management, Inc. is a Delaware S corporation and the sole general partner of PAR Group, L.P. Messrs. Paul A. Reeder, III, Frederick S. Downs, Jr., Arthur G. Epker, III and Edward L. Shapiro are deemed to be controlling shareholders of PAR Capital Management, Inc. and exercise voting and/or dispositive power over PAR Investment Partners, L.P. Mr. Tobin is a Vice President of PAR Capital Management, Inc. and disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest in the shares. Also includes 5,875 options to Mr. Tobin currently exercisable or exercisable within 60 days.

(3)	Includes 129,642 options currently exercisable or exercisable within 60 days.

(4)	Includes 35,642 options currently exercisable or exercisable within 60 days. Excludes 206,211 shares of Common Stock held by Selected Ventures, LLC which is 25% owned by Mr. Dyne, and as to which he disclaims beneficial ownership.

(5)	Includes 18,017 options currently exercisable or exercisable within 60 days.

(6)	Represents 45,825 shares of Common Stock that Mr. Lloyd, a director of the Company, is deemed to beneficially own as a trustee of the Lloyd Living Trust. Kay Lloyd, Robert E. Lloyd’s wife, is also a trustee of the Lloyd Living Trust and is also deemed to beneficially own all shares held by the Lloyd Living Trust.

(7)	Includes 7,050 options currently exercisable or exercisable within 60 days.

(8)	Includes 29,650 options currently exercisable or exercisable within 60 days.

(9)	Includes 7,050 options currently exercisable or exercisable within 60 days.

(10)	Includes 7,050 options currently exercisable or exercisable within 60 days.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph demonstrates from November 15, 2001 to June 30, 2002, a comparison of cumulative total returns for the Company’s Common Stock, the Nasdaq Stock Market (U.S.) Index and a Peer Group Index. The graph assumes an investment of $100 on November 15, 2001 in the Company’s Common Stock and on October 31, 2001 in the stocks comprising the Nasdaq Stock Market (U.S.) Index and the stocks comprising the Peer Group Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*

AMONG BAM! ENTERTAINMENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

      The Peer Group Index consists of Acclaim Entertainment, Inc., Activision, Inc., Eidos PLC, Electronic Arts Inc., Interplay Entertainment Corp., Midway Games Inc., Take-Two Interactive Software, Inc. and THQ, Inc., each of which is in the same major line of business in which the Company competes. The Peer Group Index does not encompass all of the Company’s competitors.

      The stock performance of the Company’s Common Stock shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to its future stock performance.

Company/Index	11/15/01	12/31/01	3/31/02	6/30/02

BAM! ENTERTAINMENT, INC.	$100.00	$103.88	$58.75	$36.75
NASDAQ STOCK MARKET (U.S.) INDEX	100.00	115.22	109.10	86.98
PEER GROUP INDEX	100.00	104.95	106.97	108.97

*	ASSUMES $100 INVESTED ON 11/15/01 IN STOCK OR ON 10/31/01 IN INDICES — INCLUDING REINVESTMENT OF DIVIDENDS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In October 1999, Raymond C. Musci, the Company’s Chief Executive Officer, purchased 580,962 shares of the Company’s Common Stock for $1,000.

      In October 1999, each of Robert W. Holmes, Jr., the Company’s Chairman of the Board, Robert E. Lloyd, a member of the Company’s Board of Directors at such time, and D&S Partners, whose general partner, George Sundheim, III is the Company’s Secretary and a member of its Board of Directors, purchased 45,825 shares of the Company’s Common Stock for $0.11 per share, or an aggregate purchase price of $5,000.

      In each of November 1999 and January 2000, the Company issued Mr. Musci a convertible promissory note each in the principal amount of $500,000, and in May 2000, the Company issued him an additional convertible promissory note in the principal amount of $47,000. Each note bore interest at 7% per annum with principal and accrued interest due on demand after one year from the date of issuance. Each note was automatically convertible into shares of the Company’s Series A Preferred Stock upon the initial closing of its Series A Preferred Stock financing. In June 2000, the notes were converted and Mr. Musci was issued 482,625 shares of the Company’s Series A Preferred Stock for $1.0 million; these shares were converted into 2,268,337 shares of the Company’s Common Stock upon the completion of the initial public offering of its Common Stock in November 2001.

      In June 2000, the Company sold and issued 976,220 shares of its Series A Preferred Stock for $2.1 million; these shares were converted into shares of the Company’s Common Stock upon the completion of the initial public offering of its Common Stock in November 2001. In addition, at that time, the Company sold shares of its Common Stock at a price of $0.11 per share to certain purchasers of its Series A Preferred Stock. In addition to Mr. Musci, who converted promissory notes into 482,625 shares of the Company’s Series A Preferred Stock, purchasers included the following officers and directors of the Company and the entities affiliated with them:

			Shares of Common
	Shares of	Shares of Series A	Stock Issued Upon
	Common Stock	Preferred Stock	Conversion of Series A
Purchaser	Purchased	Purchased	Preferred Stock Purchased

Anthony R. Williams(1)	422,516	351,000	1,649,700
Robert W. Holmes, Jr.	105,628	87,750	412,425
Mark Dyne	17,183	10,969	51,554
FIMAS, L.P.	17,183	10,969	51,554

(1)	Mr. Williams’ shares were issued to an irrevocable trust administered by Breams Trustees Limited. Although Breams Trustees Limited has the power to dispose of trust property, Mr. Williams has the right to appoint new or additional trustees and to require any trustee to resign. Mr. Williams disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

     Mr. Williams is the Company’s Vice Chairman of the Board, Mr. Dyne is a member of its Board of Directors and Mr. Sundheim, who is the Company’s Secretary and a member of its Board of Directors, is a general partner of FIMAS, L.P.

      In December 2000, the Company sold and issued 294,620 shares of its Series B Preferred Stock for $5.2 million; these shares were converted into shares of the Company’s Common Stock upon the completion of the initial public offering of its Common Stock in November 2001. Purchasers included the following officers and directors of the Company and the entities affiliated with them:

		Shares of Common Stock
	Shares of Series B	Issued Upon Conversion of
Purchaser	Preferred Stock Purchased	Series B Preferred Stock Purchased

PAR Investment Partners, L.P.	198,301	932,014
Raymond C. Musci	28,329	133,146
Anthony R. Williams(1)	28,329	133,146
Merchant Bankers, Inc.(2)	28,329	133,146
Robert W. Holmes, Jr.	11,332	53,260

(1)	Mr. Williams’ shares were issued to an irrevocable trust administered by Breams Trustees Limited. Although Breams Trustees Limited has the power to dispose of trust property, Mr. Williams has the right to appoint new or additional trustees and to require any trustee to resign. Mr. Williams disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(2)	Merchant Bankers, Inc. is the general partner of each of Morgan Keegan Early Stage Fund, L.P., which purchased 22,092 shares of Series B Preferred Stock (which were subsequently converted into 103,832 shares of Common Stock), and Morgan Keegan Employee Investment Fund, L.P., which purchased 6,237 shares of Series B Preferred Stock (which were subsequently converted into 29,314 shares of Common Stock). Merchant Bankers, Inc. is deemed to beneficially own these shares. Merchant Bankers, Inc. is a wholly-owned subsidiary of Morgan Keegan & Company, Inc. Morgan Keegan & Company, Inc was an underwriter of the Company’s initial public offering of Common Stock in November 2001.

     In connection with the sale of the Company’s Series B Preferred Stock, the Company paid placement agent fees of $253,000 to Morgan Keegan & Company, Inc.

      David E. Tobin, a member of the Company’s Board of Directors, is a Vice President of PAR Capital Management, Inc (“PAR Capital”). A three year warrant for 141,000 shares of the Company’s Common Stock was also issued to PAR Investment Partners, L.P. (“PIP”) at an exercise price of $3.76 per share. PAR Capital is a Delaware S Corporation and the sole general partner of PAR Group, L.P. (“PAR Group”). The principal business of PAR Capital is to act as the general partner of PAR Group. PAR Group is a Delaware limited partnership and the sole general partner of PIP. The principal business of PAR Group is that of a private investment partnership engaging in the purchase and sale of securities for its own account. PIP is a Delaware limited partnership and its principal business is that of a private investment partnership engaging in the purchase and sale of securities for its own account. PAR Investment Partners, L.P. exercised the warrant in December 2001.

      In May 2001, the Company sold and issued 245,659 shares of its Series C Preferred Stock for $5.5 million; these shares were converted into shares of the Company’s Common Stock upon the completion of the initial public offering of its Common Stock in November 2001. Purchasers included the following officers and directors of the Company and the entities affiliated with them:

		Shares of Common Stock
	Shares of Series C	Issued Upon Conversion of
Purchaser	Preferred Stock Purchased	Series C Preferred Stock Purchased

Merchant Bankers, Inc.(1)	88,680	416,796
PAR Investment Partners, L.P.	88,680	416,796
Anthony R. Williams	13,302	62,519
Raymond C. Musci	13,302	62,519
Robert W. Holmes, Jr.	6,651	31,259
Mark Dyne	4,434	20,839
Steven J. Massarsky(2)	2,217	10,419
Stephen M. Ambler(3)	1,109	5,212
FIMAS, L.P.	900	4,230
Joseph P. Morici(4)	887	4,168

(1)	Merchant Bankers, Inc. is the general partner of each of Morgan Keegan Opportunity Fund, L.P., which purchased 70,944 shares of Series C Preferred Stock (which were subsequently converted into 333,437 shares of Common Stock), and Morgan Keegan Employee Investment Fund, L.P., which purchased 17,736 shares of Series C Preferred Stock (which were subsequently converted into 83,359 shares of Common Stock). Merchant Bankers, Inc. is deemed to beneficially own these shares. Merchant Bankers, Inc. is a wholly-owned subsidiary of Morgan Keegan & Company, Inc. Morgan Keegan & Company, Inc was an underwriter of the Company’s initial public offering of Common Stock in November 2001.

(2)	Mr. Massarsky is a member of the Company’s Board of Directors.

(3)	Mr. Ambler is the Company’s Chief Financial Officer and Vice President of Finance.

(4)	Mr. Morici was the Company’s Vice President of Sales and Marketing until he left the employment of the Company in December 2001.

     In connection with the sale of the Company’s Series C Preferred Stock, the Company paid placement agent fees of $200,000 and issued a five-year warrant to purchase 16,450 shares of its Common Stock at a per share exercise price of $4.80 to Morgan Keegan & Company, Inc. In November 2001, this warrant was amended to increase the exercise price to $16.50 per share.

      Pursuant to a license agreement with Franchise Films, the Company is obligated to issue 68,738 shares of its Common Stock after the release of any film for which the Company elects to produce interactive entertainment software products. This agreement covers up to 10 films, or 687,375 shares of the Company’s Common Stock. To date, the Company has elected to produce titles for three films and has issued 137,475 shares of its Common Stock under this agreement to Franchise Films. In May 2001, Franchise Films and its president assigned 68,738 shares of the Company’s Common Stock, 21,937 shares of its Series A Preferred Stock (which subsequently were converted into 103,104 shares of its Common Stock) and the right to be issued up to 618,637 shares of its Common Stock to Selected Ventures, LLC, a Delaware limited liability company. In August 2002, the assignment of such right to Selected Ventures, LLC was revoked. Mark Dyne, who is a member of the Company’s Board of Directors, owns 25% of Selected Ventures, LLC.

      Since January 2002, Mr. Sundheim has served as of counsel at the law firm of Doty, Sundheim & Gilmore, a professional corporation, which provides legal services to the Company, and from April 1986 to December 2001, he was a partner of the same law firm. The Company incurred legal fees payable to Doty, Sundheim & Gilmore of $290,000 for the year ended June 30, 2002, $195,000 for the year ended June 30, 2001 and $9,000 for the period from our inception through June 30, 2000.

      The Company has entered into employment agreements with certain executive officers and certain non-executive employee directors. See “Executive Compensation — Employments Agreements” and “Compensation of Directors — Employee Directors,” respectively.

      The Company believes that all of the foregoing transactions were on terms no less favorable than those that could have been received from unrelated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all filed Section 16(a) forms.

      Based solely on the Company’s review of the copies of such reports furnished to the Company, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ended June 30, 2002, except that Anthony R. Williams filed one report late with respect to two transactions, Robert T. Slezak filed one report late with respect to one transaction and Anthony G. Williams filed one report late with respect to one transaction.

STOCKHOLDERS’ PROPOSALS

      Stockholders’ proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2003 must be received at the Company’s principal executive offices no later than June 21, 2003, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2003 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must deliver a copy of their proposal no later than September 3, 2003. In either case, proposals should be delivered to BAM! Entertainment, Inc., 333 West Santa Clara Street, Suite 716, San Jose, California 95113, Attention: Stephen Ambler, Chief Financial Officer. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

OTHER BUSINESS

      The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

GEORGE M. SUNDHEIM, III
Secretary

Dated: October 18, 2002

San Jose, California

APPENDIX A

BAM! ENTERTAINMENT, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

General Objective

      The purpose of the Audit Committee (the “Committee”) is to oversee the financial reporting process of BAM! Entertainment, Inc. (the “Corporation”). The Committee shall review and reassess the Audit Committee Charter (the “Charter”) at least annually and shall obtain the approval of the Board of Directors of the Corporation (the “Board”) with respect to any proposed modifications to the Charter at that time.

Composition

      The Committee shall be comprised of three directors. The Board shall appoint the Committee and appoint its Chairman, all of whom will be independent of the Corporation and its management. The Board shall have the ability to remove and replace any members of the Committee and fill any vacancies on the Committee. Members of the Committee shall serve at the will of the Board.

      A director will be considered “independent” for this purpose if such director has no relationship that may interfere with the exercise of the director’s independence from the Corporation and its management and receives no compensation for non-Board services. Such relationships might include (but are not limited to) the following:

1. The director is employed by the Corporation or any of its affiliates in the current year or has been thus employed in any of the past three years.

2. The director accepts any compensation from the Corporation or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax qualified retirement plan, or non-discretionary compensation.

3. The director is a member of the immediate family of an individual (including such director’s spouse, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone residing in such director’s home) who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer.

4. The director is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation had, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation’s securities) that exceed 5% of the Corporation’s or the business organization’s consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years.

5. The director is employed as an executive of another entity where any of the Corporation’s executives serve on the compensation committee.

      All members of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise.

Statement of Policy

      The Committee shall be vested with the authority to appoint, compensate and oversee accounting firms employed to perform audit services. The Committee shall have oversight responsibility to the Corporation’s shareholders, the investing community, and others with respect to the Corporation’s (i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, and (iv) annual independent audit of its financial statements and legal compliance and ethics programs. The Committee shall establish procedures for processing and reviewing accounting and other internal control complaints. When such procedures are approved, they shall be attached as Exhibit 1. The

Committee will maintain free and open communications with the Corporation’s internal and independent auditors and management. In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain outside counsel, or other experts, for this purpose.

      The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to direct the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

Responsibility and Functions

      The primary responsibility of the Committee is to oversee the Corporation’s financial reporting process and to report the results of their activities to the Board. The Corporation’s management is responsible for preparing the Corporation’s financial statements, and the Corporation’s independent auditors are responsible for auditing those financial statements.

      The following describes the principal recurring processes of the Committee in carrying out its responsibilities, which the Committee will implement to the full extent permitted by law:

1. The Committee will maintain a clear understanding with the Corporation’s management and its independent auditors regarding the ultimate accountability of the independent auditors directly to the Committee.

2. The Committee will maintain the responsibility to and ultimate authority with respect to the evaluation of fees charged by, and where appropriate, replacement of the Corporation’s independent auditors.

3. The Committee will discuss with the Corporation’s independent auditors (a) the independence of such auditors, and (b) the matters included in the written disclosures required by the Independence Standards Board.

4. The Committee annually will review the performance of the independent auditors and will recommend to the Board its selection of the Corporation’s independent auditors for the upcoming year.

5. The Committee will discuss with the Corporation’s internal auditors and independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation, and make such recommendations to the Board in this regard as deemed necessary or appropriate by the Committee. The Committee will also discuss with such auditors the adequacy and effectiveness of the accounting and financial controls of the Corporation, including the Corporation’s system to monitor and manage business risk, and its legal compliance and ethics programs.

6. The Committee will meet separately with the Corporation’s internal auditors and its independent auditors, both with and without representatives of the Corporation’s management present, to discuss the results of their examinations.

7. The Committee will review the Corporation’s interim financial statements, including footnotes, with both the Corporation’s management and its internal auditors prior to the filing of the Corporation’s Quarterly Report on Form 10-Q for a given quarter and will discuss the results of the quarterly review and any other matters required to be communicated by the independent auditors to the Committee under generally accepted auditing standards.

8. The Committee will review with the Corporation’s management and its independent auditors the financial statements, including footnotes, to be included in the Corporation’s Annual Report on Form 10-K (or Annual Report to Shareholders) with respect to (a) the quality, as opposed to only the acceptability, of the Corporation’s of accounting principles, (b) the reasonableness of significant judgments, and (c) the clarity of the disclosures in the financial statements. The Committee also will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Corporation’s independent auditors under generally accepted auditing standards.

9. At all times, the Corporation shall provide the Committee with appropriate funding to pay the auditors and any advisors it engages.

10. The Committee will otherwise meet with and request and obtain reports and information from such Corporation officers, employees, suppliers and others as the Committee shall determine to be necessary or desirable in carrying out its duties as set forth in this Charter.

      These processes are set forth in the Charter as a guide, with the understanding that the Committee may supplement such processes as it deems appropriate.

Meetings; Review Procedures

      1.     The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

      2.     The Committee may adopt rules for its meetings and other activities. In the absence of such rules, Committee actions shall be governed by the Corporation’s Bylaws in force at the time of such actions and by applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

Attendance

      Such officers and other employees of the Corporation as the Committee may regularly or from time-to-time designate shall attend meetings of the Committee.

Outside Assistance

      The Committee is authorized to engage or employ such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

CHARTER APPROVED AND ADOPTED AND
RECOMMENDED TO THE BOARD BY:

/S/ ROBERT T. SLEZAK

Robert T. Slezak
Outside Director, Board and
Audit Committee Member

/S/ DAVID E. TOBIN

David E. Tobin
Outside Director, Board and
Audit Committee Member

/S/ ANTHONY G. WILLIAMS

Anthony G. Williams
Outside Director, Board and
Audit Committee Member

BAM! ENTERTAINMENT, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of BAM! Entertainment, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 18, 2002, and hereby appoints Stephen M. Ambler and George M. Sundheim, III and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of BAM! Entertainment, Inc. to be held at the Hotel de Anza located at 233 West Santa Clara Street, San Jose, CA 95113 on Wednesday, November 13, 2002, at 10:00 a.m. Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSALS 2 AND 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
BAM! ENTERTAINMENT, INC.

November 13, 2002

â     Please Detach and Mail in the Envelope Provided      â

A	☒	Please mark your votes as in this example.

		FOR all the nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees	The Board of Directors unanimously recommends that you vote FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors	☐	☐	Nominees: Mark Dyne Robert E. Lloyd David E. Tobin

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominees’s name from the list at right.

		FOR	AGAINST	ABSTAIN
2.	Approve an amendment to the Company’s 2000 Stock Incentive Plan in order to increase the number of shares of Common Stock issuable under the Plan by 1,972,500 shares and reserve the additional shares for issuance under the Plan.	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as independent accountants for the year ending June 30, 2003.	☐	☐	☐

4.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT				☐

Signature: __________________________ Signature, if held jointly ___________________________ Dated: ____________, 2002

NOTE:	Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.